EXHIBIT 10.1

                                OPTION AGREEMENT


     THIS OPTION AGREEMENT (this "Agreement"), is made as of this ____ day of September, 2001, by and between ELANS MILL PARTNERS, LLC, a Georgia limited liability company ("Landlord"), and GENERATIONS BANCSHARES, INC., a Georgia corporation ("Tenant").

                               WITNESSETH:  THAT;

     WHEREAS, Landlord is the sole fee simple owner of that certain tract or parcel of land lying and being in Land Lots #303 & 304, 9th District, 1st Section, Union County, Georgia, also described as Tract #1, Pat Book 46, Page 133, Pat 7/20/2000 by James Alexander, containing approximately 1.08 acres, as more particularly described on EXHIBIT "A", attached hereto and by this
                                   ------------
reference made a part hereof, together with any and all plants, trees, timber, shrubbery, improvements, and fixtures located thereon or attached thereto, and all rights, easements, licenses, and benefits appurtenant thereto (collectively with said tract or parcel of land being hereinafter referred to as the "Property");

     WHEREAS, Tenant desires to secure from Landlord the exclusive right and option to lease the Property; and

     WHEREAS, Landlord is willing to grant and extend to Tenant such exclusive right and option on the terms and conditions contained herein;

     NOW, THEREFORE, IN CONSIDERATION of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid by Tenant to Landlord (the "Option Fee") and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.   Option  to  Lease.
          -----------------

          (a) For a period of one-hundred twenty (120) days from the date of this Agreement (the "Option Period"), Landlord grants to Tenant the exclusive right and option (the "Option") to lease the Property. Tenant shall have the right to extend the Option for an additional ninety (90) days by written notice to Landlord on or before the expiration of the initial Option Period and payment of an additional $_____ to Landlord (the "Extension Fee").

          (b) Tenant shall have the right to exercise the Option by written notice to Landlord on or before the expiration of the Option Period, as the same may be extended. If Tenant fails to give such written notice prior to the expiration of the Option Period, as the same may be extended, the Option shall expire and be of no further force and effect and Landlord shall be entitled to retain the Option Fee.


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          (c)  During  the  Option Period, as the same may be extended, Landlord shall not offer the Property for lease and shall not accept any offer to rent the Property other than from Tenant.

     2.   Terms  of Lease. In the event Tenant exercises the Option, the parties
          ---------------
agree to negotiate in good faith a definitive Lease Agreement for the Property, such agreement to include a rent of no less than $35,000 per annum and shall contain standard provisions for pro-rating expenses, as well as certain contingencies, including without limitation, a due diligence period for Tenant to review title and survey to the Property and obtain an environmental assessment of the Property, a financing contingency for Tenant to raise capital, and a contingency for Tenant to obtain regulatory approval.

     3.   Option  Fee.  It  is  expressly  understood  that  the  Option Fee and
          -----------
Extension Fee are non-refundable; provided, however, in the event Tenant leases the Property, the Option Fee and Extension Fee shall be credited against the first month's rent owing under the Lease.

     4.   Broker  and  Broker's  Commission.  Landlord  and  Tenant  warrant and
          ---------------------------------
represent each to the other that such party has not employed, and will not employ, any broker or agent in connection with this Agreement or the Option. Tenant and Landlord covenant and agree, each to the other, to indemnify the other against any loss, liability, costs, claims, demands, damages, actions, causes of action, or suits based upon or arising out of the alleged employment or use by the indemnifying party of any real estate broker or agent.

     5.   Notice.  Any  notice,  election,  exercise  of  the  Option,  or other
          ------
communication required or permitted hereunder shall be delivered by hand (or by professional overnight courier service), postage and charges prepaid, to the following addresses:

     To  Landlord:       EVANS MILL PARTNERS, LLC
                         11585 Jones Bridge Road
                         Suite 420-225
                         Alpharetta, Georgia  30022
                         Attn: Mr. Gary Leedham

     With a copy to:     _________________________________________
                         _________________________________________
                         _________________________________________
                         _________________________________________

     To  Tenant:         Generations  Bancshares,  Inc.
                         _________________________________________
                         _________________________________________
                         _________________________________________
                         Attn:  Mr.  Rick  Browning


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     With a copy to:     Susan L. Elliott, Esq.
                         Powell,  Goldstein, Frazer & Murphy LLP
                         191 Peachtree Street, N.E., 16th Floor
                         Atlanta, Georgia  30303

Any notice, election, exercise of the Option, or other communication delivered or mailed as aforesaid shall be effective upon receipt or refusal to accept delivery. Each party hereby may change its address for notice, elections, exercising the Option, and other communications from time to time by notifying the other party of the new address in the manner provided for giving notice herein.

     6.     Miscellaneous.  Time  is  of  the  essence  in this Agreement.  This
            --------------
Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia. This Agreement shall be binding upon and inure to the benefit of Landlord and Tenant, and their respective heirs, executors, administrators, representatives, predecessors, successors and assigns, and shall run with the Property.

                            [execution on next page]


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     IN  WITNESS  WHEREOF,  Landlord and Tenant have caused this Agreement to be executed  and  delivered  as  of  the  day  and  year  first  above  written.


                                   LANDLORD:

ELANS  MILL  PARTNERS,  LLC,  a  Georgia  limited  liability  company


                                   By:/s/  Gary  Leedham
                                      ------------------
                                   Name:   Gary  Leedham
                                   Its:    Managing  Member


                                   TENANT:

                                   GENERATIONS  BANCSHARES,  INC.,
                                   a  Georgia  corporation


                                   By: /s/:
                                      --------------------------------
                                   Name:
                                   Its:


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